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EXHIBIT  99.2

                              CROSS REFERENCE SHEET

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INFORMATION RELATING TO PROVINCIAL DEBT              LOCATION IN 2003/04 PUBLIC ACCOUNTS
---------------------------------------              -----------------------------------
CONTINGENT LIABILITIES
         Litigation                                  p. 60 (27(b)(i))
         Other Contingent Liabilities                p. 60 (27(b)(ii))
         Environmental Clean-up                      p. 60 (27(b)(iii))
         Aboriginal Land Claims                      p. 60 (27(b)(iv))
         Crown Corporations                          p. 61 (27(b)(v))
COMMITMENTS                                          p. 61 (27(c))

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